UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO		80501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2012, we announced preliminary earnings for the fourth quarter and year ended December 31, 2011 in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On February 6, 2012, we announced in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference, that we plan to close our Israel Technology Development Center that was established after our acquisition of Cloverleaf Communications in January 2010 while retaining sufficient technical support personnel to fulfill existing customer obligations, in connection with which we estimate that we will incur charges of around $5.5 million of which approximately 40% will be non-cash charges.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated February 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Hanif I. Jamal
Hanif I. Jamal Senior Vice President, Chief Financial Officer and Secretary

Date: February 6, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated February 6, 2012.